Exhibit 99.1

China Education Alliance Announces Second Quarter 2014 Financial Results

HARBIN, China, Aug. 14, 2014 /PRNewswire/ -- China Education Alliance, Inc. ("China Education Alliance" or the "Company", OTCQX: CEAI), a China-based education resource and services company, today announced its second quarter 2014 financial results.  The Company will host a conference call on Monday, August 18, 2014, at 8 a.m. EDT (8 p.m. Beijing time the same day).

Financial Highlights for the Second Quarter ended June 30, 2014

•	Total revenues decreased by 69% to $0.6 million.

•	Net loss of $7.4 million.

•	Loss per share was $0.70 per fully diluted share.

"Facing with fierce competition and changing market demand, our business has been experiencing a slowdown in the past few years. However, our management team has been trying their best to explore opportunities or adjust business strategy to improve our performance, including the development of a cloud-based online platform and the establishment and optimization of new training centers. We are hopeful that these efforts will lead to improved revenues and better business prospective in the near future,"  said Mr. Xiqun Yu, Chairman and Chief Executive Officer of China Education Alliance.

Second Quarter 2014 Review:

Revenue decreased by $1.3 million, or 69% to $0.6 million for the quarter ended June 30, 2014 from $1.9 million during the same period in 2013.

Revenue from the on-line education division decreased by $0.6 million, or 83%, to $0.1 million for the quarter ended June 30, 2014 from $0.8 million for the quarter ended June 30, 2013.  Revenue from the training center division decreased by $0.7 million, or 60%, to $0.5 million for the quarter ended June 30, 2014 from $1.1 million for the quarter ended June 30, 2013.

The decline in revenue for the quarter ended June 30, 2014 was a result of decline in revenue across all of our business. We believe the main reason was our continuously weakening brand recognition in the main targeted market and the inability of our existing online education products to meet changing market demand. In addition, the lack of experience of newly opened centers in on-site training, limited expansion capacity, coupled with fierce competition from the top education brands, make it very difficult to establish our brand value in a short period of time.

At present, online education is more widely recognized and accepted by students and educational institutions. We believe online education will gain more popularity in the next three to five years. Therefore, we have spent the past few years building an online education platform and are currently in the process of testing the platform. Many students and teachers have participated in the testing and like the platform for its complete functions and advanced technologies. The platform is expected to be officially launched on by the end of September, 2014. During the initial operation of the platform, we will offer teachers and students free access to the platform for six months or a year to quickly develop the user base and establish a large database. After this initial promotion period, we will share with teachers the platform usage fee and service fee paid by students. We believe that our revenue will improve following the initial promotion period of this platform. In addition, instead of setting up more new training centers, we changed our strategy to focus on integrating and optimizing our existing resources in the training center division in order to maintain our current market share in an increasingly competitive environment..

Overall cost of revenue decreased by $0.5 million, or 27% to $1.5 million for the quarter ended June 30, 2014 from $2.0 million for the same period in 2013.

Cost of revenue for the online education division decreased by $0.3 million, or 24% to $1.1 million for the quarter ended June 30, 2014 from $1.4 million for the same period in 2013. The decrease in cost of revenue was in tandem with the decrease in revenue. However, cost of revenue did not drop in direct proportion with the decline in revenue as the Company had to purchase new study materials to maintain competitiveness. The Company also incurred certain fixed costs to maintain the accuracy and competitiveness of its online materials. In addition, in light of the launch of the platform by the end of September this year, the cost of revenue for online education division, mainly salaries and maintenance costs, is expected to increase for the following year. To effectively control cost of revenue for the online education division, the Company will continue to closely monitor the variable costs while maintaining fixed costs at a stable level.

Cost of revenue for the training center division decreased $0.2 million, or 34% to $0.4 million for the quarter ended June 30, 2014 from $0.6 million for the same period in 2013. The decrease in cost of revenue was mainly due to a decrease in teachers' salary as the Company's teachers are paid by the number of classes they teach and there was a decrease in classes offered during the quarter ended June 30, 2014 as compared to the quarter ended June 30, 2013.

Gross profit margin for the training center division decreased to 18% for the quarter ended June 30, 2013 from 50% during the same period in 2013 as cost of revenue did not decrease as much as revenue.

Gross loss for the second quarter of 2014 was $0.9 million compared to $69 thousand for the second quarter 2013.

Selling expenses decreased by $51 thousand, or 4%, to $1.2 million in the second quarter of 2014 as compared with the second quarter of 2013. Selling expenses were 201% of total sales in the second quarter of 2014 compared with 65% in the second quarter of 2013. The decrease in selling expenses was mainly due to the decrease in labor costs as a result of cut down in the number of sales and marketing personnel. During the June 30, 2014 Quarter, we continue to focus on rebuilding our brand name and reputation, through advertising via media, online and onsite promotion, handouts, brochures, etc. We expect our selling expenses to increase because we will incur marketing and advertising expenses to promote our new platform and develop a large user base.

Administrative expenses increased by $3.2 million, or 171% to $5.0 million for the quarter ended June 30, 2014 from $1.8 million for the quarter ended June 30, 2013. This was mainly due to the research and development expenses relating to the development of the web-based platform, office expenses, and labor costs throughout the period. In the future we expect the administrative expenses to continue to increase because: 1) we will incur maintenance expenses for the web-based platform after it being successfully launched; 2) we will incur expenses associated with the expansion of our onsite training centers for purposes of gaining more market shares.

Net loss for the second quarter of 2014 was $7.4 million compared to net loss of $3.7 million for the second quarter of 2013. Basic and diluted loss per share was $0.70 for the second quarter of 2014 compared to loss per share of $0.35 for the second quarter of 2013.

Financial Position

As of June 30, 2014, the Company had cash and cash equivalents of $42.6 million. As of June 30, 2014, the Company had no long-term debt.

Conference Call

China Education Alliance will host a conference call and live webcast to discuss its second quarter 2014 financial results at 8 a.m. Eastern Daylight Time (EDT) on Monday, August 18, 2014 (8 p.m. in Harbin/Beijing on the same day).

The dial-in details for the live conference call are as follows:

- Participant Dial-In (Toll Free USA): 1-866-519-4004
- International Dial-In: +65-6723-9381
- China Dial-In:  800-819-0121
- China Dial-In: 400-620-8038
- Hong Kong Toll Free: 8009-30346
  Conference Password: CEU

A live webcast of the conference call will be available in the investor relations section of the Company's website at:http://www.chinaeducationalliance.com/index.jsp. A telephone replay of the call will be available 1 hour after the end of the conference for seven days.

The dial-in details for the replay are as follows:

- US Toll Free:  1-855-452-5696
- International Toll:  +61-2-8199-0299
  Passcode Number: 32871463

About China Education Alliance, Inc.

China Education Alliance, Inc. (http://www.chinaeducationalliance.com) is a leading educational services company offering high-quality instructors and online education materials for students between the ages of 6 to 18 and adults (university students and professionals) aged 18 and over. Divided into two segments, students and graduate professionals, our business model delivers the skills and knowledge necessary to excel in a rapidly growing and highly competitive China. The Company provides students in the first segment with online education materials sourced from top tier schools and famous instructors for download, as well as online training and tutoring services. With teaching centers located across China, the Company also offers hands on training and tutoring to aid Chinese students pass the two most important tests they will face in their educational careers: the senior high school entrance and college entrance exams. In the second segment for graduates and professionals, China Education Alliance provides vocational training courses in subjects including IT, administration, multimedia, as well as several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

China Education Alliance, Inc.
Ms. Cloris Li
Chief Financial Officer
Email: cloris@edu-chn.com

 China Education Alliance, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$42,589,275	$56,377,154
Accounts receivable	22,724	-
Other receivables	581,304	262,547
Prepaid expenses and other current assets	703,954	727,708
Total current assets	43,897,257	57,367,409

Non-current Assets
Property and equipment, net	7,939,425	8,251,612
Intangibles and capitalized software, net	4,635,416	5,099,934
Total non-current assets	12,574,841	13,351,546

Total Assets	$56,472,098	$70,718,955

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$435,365	$1,076,625
Deferred revenue	1,172,637	854,027
Income tax and other taxes payable	218,348	111,500
Total current liabilities	1,826,350	2,042,152

Commitments and Contingent Liabilities	-	-

Stockholders' Equity
Common stock ($0.001 par value, 150,000,000 shares authorized, 10,582,530 and 10,582,530 issued as of June30, 2014 and December 31, 2013, respectively; 137,512 and 137,512 shares held in treasury, as of June30, 2014 and December 31, 2013, respectively)	10,583	10,583
Additional paid-in capital	40,942,009	40,942,009
Statutory reserve	3,792,161	3,792,161
Retained earnings	(1,852,176)	11,516,661
Accumulated other comprehensive income	12,253,850	12,705,287
Less: Treasury stock	(977,072)	(977,072)
Stockholders' equity - CEAI and Subsidiaries	54,169,355	67,989,629
Noncontrolling interests in subsidiaries	476,393	687,174
Total stockholders' equity	54,645,748	68,676,803

Total Liabilities and Stockholders' Equity	$56,472,098	$70,718,955

The accompanying notes are an integral part of these consolidated financial statements.

China Education Alliance, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2014	2013	2014	2013

Revenue
Online education revenue	$130,383	$767,888	$257,647	$1,394,599
Training center revenue	459,155	1,142,759	1,056,585	2,958,580
Total revenue	589,538	1,910,647	1,314,232	4,353,179

Cost of Revenue
Online education costs	1,072,595	1,409,183	2,107,464	2,763,504
Training center costs	377,479	570,107	775,004	1,286,952
Total cost of revenue	1,450,074	1,979,290	2,882,468	4,050,456

Gross Profit/(Loss)
Online education gross profit/(loss)	(942,212)	(641,295)	(1,849,817)	(1,368,905)
Training center gross profit	81,676	572,652	281,581	1,671,628
Total gross profit/(loss)	(860,536)	(68,643)	(1,568,236)	302,723

Operating Expenses
Selling expenses	1,185,254	1,236,637	2,395,702	2,336,139
Administrative expenses	5,001,944	1,846,937	8,704,791	3,496,898
Depreciation and amortization	523,968	785,847	1,016,164	1,594,219
Total operating expenses	6,711,166	3,869,421	12,116,657	7,427,256

Loss from operations	(7,571,702)	(3,938,064)	(13,684,893)	(7,124,533)

Other Income (Expense)
Other income(expenses), net	9,967	(1,090)	38,023	(2,807)
Loss on disposal of property and equipment	(10,709)	(7,363)	(16,162)	(10,132)
Impairment loss on intangible assets	-	-	-	(606,032)
Interest income	42,284	58,678	87,870	110,394
Total other income/(Expense), net	41,542	50,225	109,731	(508,577)

Net Loss Before Provision for Income Tax	(7,530,160)	(3,887,839)	(13,575,162)	(7,633,110)
Income taxes:
Current	-	-	-	-
Deferred	-	-	-	-

Net Loss	(7,530,160)	(3,887,839)	(13,575,162)	(7,633,110)
Net Loss attributable to the noncontrolling interests	(138,388)	(147,991)	(206,325)	(190,243)
Net Loss - attributable to CEAI and Subsidiaries	$(7,391,772)	$(3,739,848)	$(13,368,837)	$(7,442,867)

Net Loss per common stock-basic and diluted	$(0.70)	$(0.35)	$(1.26)	$(0.70)

Weighted Average Shares Outstanding-basic and diluted	10,582,530	10,582,530	10,582,530	10,582,530

The Components of Other Comprehensive Income
Net Loss	$(7,391,772)	$(3,739,848)	$(13,368,837)	$(7,442,867)
Foreign currency translation adjustment	60,654	1,271,719	(451,437)	1,789,284

Comprehensive Loss	$(7,331,118)	$(2,468,129)	$(13,820,274)	$(5,653,583)

The accompanying notes are an integral part of these consolidated financial statements.

China Education Alliance, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Six Months ended June 30,
	2014	2013

Cash flows from operating activities
Net loss	$(13,575,162)	$(7,633,110)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization - operating expenses	1,016,164	1,496,222
Depreciation and amortization - cost of revenue	875,902	1,375,335
Loss on disposal of fixed assets	16,162	10,132
Bad debt written off on other receivables	-	-
Impairment loss on intangible assets	-	606,032
Stock based compensation	-	794
Net changes in operating assets and liabilities
Accounts receivable	(22,586)	(76,128)
Prepaid expenses and other receivables	(300,171)	237,990
Deferred tax assets	-	-
Accounts payable and accrued liabilities	(631,355)	(137,570)
Income tax and other taxes payable	106,848	(67,984)
Deferred revenue	322,784	(97,793)
Net cash used in operating activities	(12,191,414)	(4,286,080)

Cash flows from investing activities
Purchases of property and equipment	(1,205,116)	(35,235)
Loan received back from NIT	-	8,013,462
Proceeds from disposal of property and equipment	2,602	1,186
Net cash (used in) provided by investing activities	(1,202,514)	7,979,413

Cash flows from financing activities
Dividend paid to noncontrolling shareholders	-	(352,592)
Net cash used in financing activities	-	(352,592)

Effect of exchange rate changes on cash	(393,951)	1,380,701

Net increase (decrease) in cash and cash equivalents	(13,787,879)	4,721,442

Cash and cash equivalents at beginning of period	56,377,154	64,172,917

Cash and cash equivalents at end of period	$42,589,275	$68,894,359

Supplemental disclosure of cash flow information
Income tax paid	$-	$93,858

The accompanying notes are an integral part of these consolidated financial statements.